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                                                                   EXHIBIT 10.12





                              RESTATED AND AMENDED
                          LOAN AND SECURITY AGREEMENT


                 RESTATED AND AMENDED LOAN AND SECURITY AGREEMENT ("Agreement") entered into as of December 27, 1995 by HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), and ASCENSION RESORTS, LTD., a Texas limited partnership, d/b/a SILVERLEAF RESORTS, LTD. ("Borrower").

                                   RECITALS:

         A. Lender and Borrower entered into that certain Loan and Security Agreement dated as of October 11, 1994 (the "Original Agreement").

         B. Pursuant to the terms and conditions of the Original Agreement, Lender made Borrower a $5,000,000 revolving receivables loan the "Original Loan") secured by "Receivables Collateral" (as defined in the Original Agreement).

         C. On April 19, 1995 at Borrower's request the Original Loan was modified and increased by an additional $5,000,000 (the "First Loan Increase") to $10,000,000.

         D. Borrower has requested that Lender: (i) further modify, extend and increase the Original Loan by an additional $5,000,000 (the "Second Loan Increase") to $15,000,000, and (ii) make Borrower a separate $4,000,000 revolving inventory loan in accordance with the terms of a separate Loan and Security Agreement of even date herewith. Lender is willing to comply with Borrower's requests provided that the Original Agreement is restated and amended as hereinafter set forth.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby agree that the Original Agreement shall be restated and amended as follows:

1.       DEFINITIONS

         As used in this Agreement and the other Documents (as defined below) unless otherwise expressly indicated in this Agreement or the other Documents, the following terms shall have the following meanings (such meanings to be applicable equally both to the singular and plural terms defined).

         1.1 "Advance": an advance of the proceeds of the Loan by Lender on behalf of Borrower in accordance with the terms and provisions of this Agreement.

         1.2 "Affiliate": with respect to any individual or entity, any other individual or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such individual or entity.

         1.3     "Agents": the Servicing Agent, Custodian Agent and the Lockbox
                 Agent.
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         1.4     "Applicable Usury Law": the usury law chosen by the parties pursuant to the terms of paragraph 8.11 or such other usury law which is applicable if such usury law is not

         1.5 "Articles of Organization": the charter, articles, operating agreement, partnership agreement, by-laws and any other written documents evidencing the formation, organization and continuing existence of an entity.

         1.6 "Assignments": a written assignment or assignments, executed by Borrower, as required by Lender, and creating in favor of Lender, as security for the Performance of the Obligations, a perfected, direct, first and (subject only to the Permitted Encumbrances) exclusive assignment of: all leases, sales contracts, rents, sales and other proceeds pertaining to or arising from the Receivables Collateral Servicing Agreement; and the Receivables Collateral; as such assignments may be from time to time renewed, amended, restated or replaced.

         1.7     "Associations": The Time-Share Associations.

         1.8 "Borrower": Ascension Resorts, Ltd., a Texas limited partnership, d/b/a Silverleaf Resorts, Ltd., and subject to the restrictions on merger, consolidation and assignment contained in the Documents, its successors and assigns.

         1.9 "Borrowing Base": with respect to an Eligible Instrument, shall be seventy percent (70%) of the unpaid principal balance of such Eligible Instrument.

         1.10 "Borrowing Term": the period commencing on the date of this Agreement and ending on the close of Lender's normal business hours on the date (or if not a Business Day, the first Business Day thereafter) which is twelve (12) months from the date of this Agreement.

         1.11 "Business Day": any day other than a Saturday, Sunday or a day on which banks in Chicago, Illinois are required to close.

         1.12 "Closing Date": the date on which this Agreement is executed and delivered by the parties hereto.

         1.13 "Collateral": the Receivables Collateral and any and all other assets now or hereafter serving as security for the Performance of the Obligations, and all products and proceeds thereof

         1.14 "Commitment Fees": a commitment fee for the Original Loan payable by Borrower to Lender in the amount of $50,000 which has been paid pursuant to the Original Agreement, and an additional commitment fee in the amount of $50,000 payable by Borrower to Lender in connection with the Second Loan Increase.

         1.15 "Custodian" or "Custodian Agent": Comerica Bank-Texas, a Texas banking corporation or its successors as Custodian, under the Custodian Agreement.





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         1.16    "Custodian Agreement": The document between Borrower, Lender and Custodian where the Custodian will take possession of the Designated Instruments on behalf of Lender as it may be from time to time renewed, amended, restated or replaced.

         1.17    "Default Rate": as defined in the Note.

         1.18 "Designated instrument": an Instrument which has been designated by Borrower in writing to be part of the Designated Receivables Collateral.

         1.19 "Designated Receivables Collateral": all Designated Instruments which have not been replaced pursuant to paragraph 3.2, their proceeds, and that other part of the Receivables Collateral related to the Designated Instruments.

         1.20 "Documents": the Note, the Subordination Agreement(s), the Security Documents, the Lockbox Agreement, the Servicing Agreement, the Custodian Agreement, the Environmental Certificate, this Agreement, and all other documents executed in connection with the Loan, as they may be from time to time renewed, amended, restated or replaced.

         1.21 "Eligible Instrument": a Designated Instrument which conforms to the standards set forth in Exhibit B. An Instrument that has qualified as an Eligible Instrument shall cease to be an Eligible Instrument upon the date of the first occurrence of any of the following: (a) any installment due with respect to that Instrument becomes more than 60 days past due; or (b) that Instrument otherwise fails to continue to conform to the standards set forth in Exhibit B.

         1.22 "Environmental Certificate": an environmental certificate executed by Borrower, and such other persons or parties as required by Lender in the form of Exhibit C, as it may be from time to time renewed, amended, restated or replaced.

         1.23    "Event of Default": the meaning set forth in paragraph 7.1.

         1.24 "Fee Simple Time-Share Instrument": an Instrument which has arisen out of the sale of a Fee Simple Time-Share Interest.

         1.25 "Fee Simple Time-Share Interest": an undivided 1/50 fee simple interest in a particular Unit, together with the right to the exclusive occupancy and use of the Unit for seven (7) consecutive days each calendar year, together with an appurtenant undivided fractional interest in the common elements of the Time-Share Project and the non-exclusive right to use such common elements during the same seven (7) day period including rights as members of MEEC.

         1.26    "FFC": Freedom Financial Corporation, a Texas corporation.

         1.27 "Incipient Default": an event which after notice and/or lapse of time would constitute an Event of Default.





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         1.28    "Instrument": a promissory note which has arisen out of the sale of a Time-Share Interest by a Time-Share Developer to a Purchaser.

         1.29 "Insurance Policies": the insurance policies that Borrower are required to maintain and deliver pursuant to paragraph 6.8.

         1.30 "Lender": Heller Financial, Inc. or its successors and assigns.

         1.31 "Loan": the Revolving Receivables Loan made pursuant to this Agreement and the other Documents.

         1.32 "Lockbox Agent": Texas Commerce Bank, or its successor as lockbox agent under the Lockbox Agreement.

         1.33 "Lockbox Agreement": an agreement to be made between Lender, Borrower and Lockbox Agent, which provides for the Lockbox Agent to collect through a lockbox payments made on Instruments constituting part of the Receivables Collateral, and to remit them to Lender subject to the provisions of paragraph 5.5(b), as it may be from time to time renewed, amended, restated or replaced.

         1.34 "Management Agreement(s)": that certain Management Agreement entered into as of March 28, 1990, by and between MEEC and Borrower as amended by First Amendment to Management Agreement entered into as of January 1, 1993; and Master Club Agreement entered into as of March 28,1990, by and between MEEC and Ozark Mountain Resort Club, a Missouri non-profit corporation, Holiday Hills Resort Club, a Missouri non-profit corporation, The Holly Lake Club, a Texas nonprofit unincorporated association, The Villages Condoshare Association, a Texas non-profit unincorporated association, The Villages Club, an unincorporated association, Piney Shores Club, a Texas non-profit unincorporated association, and Hill Country Resort Condoshare Club, a Texas non-profit unincorporated association as amended by First Amendment to Master Club Agreement entered into as of March 28, 1990.

         1.35 "Master Deed(s)": the Master Deeds whereby the Resorts were conveyed from Freedom Financial Corporation, a Texas corporation, to Borrower

                 (a) Warranty Deed dated May 31, 1989, and recorded in Volume 2915, Page 215 of the Real Property Records of Smith County, Texas, and an Assignment of Development and Contract Rights, dated May 31,1989, and recorded in Volume 2915, Page 274 of the Real Property Records of Smith County, Texas;

                 (b) Warranty Deed dated May 31, 1989, and recorded in Book 194, Page 854 of the Deed Records of Stone County, Missouri, and an Assignment of Development Rights, Warranties, Service Contracts, and Trade Name dated May 31, 1989, and recorded in Book 135, Page 360 of the Deed Records of Stone County, Missouri;





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                 (c)      Warranty Deed dated May 31, 1989, and recorded in
                          Volume 1162, Page 519 of the Real Property Records of Wood County, Texas, and an Assignment of Development Rights, Warranties, Service Contracts, and Trade Name dated May 31, 1989, and recorded in Volume 1162, Page 526 of the Real Property Records of Wood County, Texas;

                 (d) Warranty Deed dated May 31, 1989, and recorded under Clerk's File No. 8922886 of the Real Property Records of Montgomery County, Texas, and an Assignment of Development Rights, Warranties, Service Contracts, and Trade Name dated May 31, 1989, and recorded under Clerk's File No. 8922887 of the Real Property Records of Montgomery County, Texas.

                 (e) Warranty Deed dated May 31, 1989, and recorded in Book 300, Page 650 of the Recorder of Deeds of Taney County, Missouri, and an Assignment of Development Rights, Warranties, Service Contracts, and Trade Name dated May 31, 1989, and recorded in Book 301, Page 331 of the Recorder of Deeds of Taney County, Missouri;

                 (f) Warranty Deed dated May 31,1989 and recorded in Volume 679, Page 29 of the Real Property Records of Comal County, Texas, and an Assignment of Development Rights, Warranties, Service Contracts and Trade Name dated May 31, 1989, and recorded in Volume 679, Page 36 of the Real Property Records of Comal County, Texas.

         1.36 "Maturity Date": five (5) years after the date which is the first day of the month after the Closing Date (or if not a Business Day, the first Business Day thereafter).

         1.37 "Maximum Loan Amount": Fifteen Million United States Dollars ($15,000,000).

         1.38 "MEEC": Maker Endless Escape Club, a non-profit Texas corporation to which all Time-Share Associations belong.

         1.39 "MEEC Rights": the right to use the Resorts pursuant to the conditions of the Endless Escape Disclosure Statement given to all Purchasers upon purchasing a Fee Simple Time-Share Interest.

         1.40 "Non-Designated Receivables Collateral": that part of the Receivables Collateral which is not Designated Receivables Collateral.

         1.41 "Note": collectively (i) the Restated and Amended Promissory Note dated of even date herewith from Borrower in favor of Lender in the original principal amount of $5,000,000, as it may from time to time be renewed, amended, restated, or replaced; and (ii) the Consolidated and Amended Promissory
                 Note dated of even date herewith from Borrower in favor of Lender in the original principal amount of $10,000,000, as it may from time to time be renewed, amended, restated, or replaced. The aforesaid $5,000,000 and $10,000,000 Notes are in the form of Exhibit D.





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         1.42    "Obligations": all obligations, agreements, duties, covenants and conditions that Borrower is now or hereafter required to Perform under the Documents.

         1.43 "Opening Prepayment Date": the date (or if not a Business Day, the first Business Day thereafter) one (1) year after the Closing Date.

         1.44 "Other Lenders": FINOVA Capital Corporation, f/k/a Greyhound Financial Corporation, Marine Midland Bank, N.A., Oxford Financial Corporation, Textron Financial Corporation.

         1.45 "Performance" or "Perform": full, timely and faithful performance.

         1.46 "Permitted Encumbrances": the rights, restrictions, reservations, encumbrances, easements and liens of record which Lender has agreed to accept as set forth in Exhibit E.

         1.47 "Prepayment Premium": an amount to be paid only after one (1) year after the Closing Date as a percentage of the outstanding principal balance of the Revolving Receivables Loan in the event of a prepayment of the Revolving Receivables Loan determined in accordance with Schedule 1.

         1.48 "Purchaser": a purchaser of a Time-Share interest from a Time-Share Developer.

         1.49 "Purchaser Mortgage": the purchase money given to secure a Fee Simple Time-Share Instrument.

         1.50    "Real Property": the property described in Exhibit K.

         1.51 "Receivables Assignment": a written assignment of specific Designated Instruments and/or related Purchaser Mortgages and their proceeds, delivered by Borrower to Lender in the form of Exhibit A.

         1.52 "Receivables Collateral": (a) the Instruments which are now or hereafter assigned, endorsed or delivered to Lender pursuant to this Agreement or against which an Advance has been made; (b) all rights under all documents evidencing, securing or otherwise pertaining to such Instruments, including, without limitation, Purchaser Mortgages and purchase agreements; (c) all files, books and records of Borrower pertaining to the foregoing; and (d) the proceeds from the foregoing.

         1.53 "Resolutions": a resolution of a corporation (including the corporation as a general partner) certified as true and correct by an authorized officer of such corporation, a certificate signed by the manager of a limited liability company and/or such other members whose approval is required, or a partnership certificate signed by all of the general partners of such partnership and such other partners whose approval is required.

         1.54 "Resorts": the projects legally described by the Master Deeds and developed by Ascension Resorts, Ltd. d/b/a Silverleaf Resorts, Ltd., a Texas limited partnership,





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                 which include the Time-Share Projects; The Holly Lake
                 Condoshare; Piney Shores Resort; Lake O' the Woods; The Villages Condoshare; Hill Country Resort; Ozark Mountain Resort; and Holiday Hills Resort Condoshare.

         1.55 "Revolving Inventory Loan": the $4,000,000 loan evidenced by the $4,000,000 Revolving Promissory Note from Borrower in favor of Lender.

         1.56 "Revolving Receivables Loan": the $15,000,000 loan evidenced by the $5,000,000 Restated and Amended Promissory Note and $10,000,000 Consolidated and Amended Promissory Note from Borrower in favor of Lender in the form of composite Exhibit D.

         1.57 "Security Documents": the Receivables Assignments, this Agreement, and any and all other documents now or hereafter executed by Borrower and securing Performance of the Obligations, as they may be from time to time renewed, amended, restated or replaced.

         1.58 "Security Interest": a perfected, direct, first and (subject only to the Permitted Encumbrances) exclusive security interest in and charge upon the property intended to be covered by it.

         1.59 "Servicing Agent": Borrower serving in the capacity of Servicing Agent pursuant to the Servicing Agreement.

         1.60 "Servicing Agreement": an agreement to be made among Lender and Borrower for itself and acting as Servicing Agent, which provides for Servicing Agent to perform for the benefit of Lender accounting, reporting and other servicing functions with respect to the Instruments constituting part of the Receivables Collateral, as it may be from time to time renewed, amended, restated or replaced.

         1.61 "Subordination Agreement(s)": subordination agreement(s) made and delivered to Lender pursuant to paragraph 6.11, as it may be from time to time renewed, amended, restated or replaced.

         1.62 "Term": the duration of this Agreement, commencing on the date as of which this Agreement is entered into and ending when all of the Obligations shall have been Performed.

         1.63 "Third Party Consents": those consents which Lender requires Borrower, and its Affiliates to obtain or which one or more of them is contractually or legally obligated to obtain, from others in connection with the transaction contemplated by the Documents.

         1.64 "Time-Share Associations" or sometimes "Associations": Ozark Mountain Resort Club, a Missouri non-profit corporation, Holiday Hills Resort Club, a Missouri non-profit corporation, Hill Country Resort Condoshare Club, a Texas non-profit unincorporated organization, Piney Shores Club, a Texas non-profit unincorporated





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                 association, Holly Lake Club, a Texas non-profit
                 unincorporated association, The Villages Condoshare Association, at Texas non-profit unincorporated association

         1.65 "Time-Share Declaration": the declaration recorded/or to be recorded in the real estate records where each Time-Share Project is located for the purpose of adding ownership of Fee Simple Time-Share Interests to the Time-Share Program, as it may be in effect from time to time.

         1.66 "Time-Share Developer": Borrower, in its capacity, selling Time-Share Interests.

         1.67    "Time-Share Interests": the Fee Simple Time-Share Interests.

         1.68 "Time-Share Program": the program in which Purchasers have purchased in Fee Simple Time-Share Interests; owners of Time-Share Interests have the right to use and enjoy their respective Time-Share Interests on a recurring basis; and owners of Time-Share Interests share the expenses associated with the operation and management of such program.

         1.69 "Time-Share Program Consumer Documents": the purchase contract, Instrument, Purchaser Mortgage, credit application, credit disclosures, rescission right notices, final, subdivision public reports/ prospectuses/ public offering statements, Time-Share Project exchange affiliation agreement, Endless Escape Disclosure Document and other documents and advertising materials used or to be used by a Time-Share Developer in connection with the sale of Time-Share Interests.

         1.70 "Time-Share Program Governing Documents": the Articles of Organization of the Time-Share Associations, the rules and regulations of the Time-Share Associations, the Time-Share Program management contract between the Time-Share Associations and a management company, any subsidy agreement by which a Time-Share Developer is obligated to subsidize shortfalls in the budget of the Time-Share Program in lieu of paying assessments, and any exchange affiliation agreement, as they may be from time to time in effect.

         1.71 "Time-Share Projects": the part of the Resorts described in Exhibit F and such other part of the Resorts as Lender may from time to time hereafter approve in writing.

         1.72 "Title Insurer (Purchaser Mortgage)": a title company which is acceptable to Lender and issues a Title Policy (Purchaser Mortgage).

         1.73 "Title Policy (Purchaser Mortgage)": a policy of title insurance in an amount not less than Borrowing Base of a Fee Simple Time-Share Instrument, insuring Lenders interest in the Purchaser Mortgage securing such Instrument as a perfected, direct, first and exclusive lien on the Time-Share Interest encumbered thereby, subject only to the Permitted Encumbrances, issued by a Title Insurer (Purchaser Mortgage) and in form and substance acceptable to Lender.

         1.74    "Unit": a dwelling unit in a Time-Share Project.





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2.       LOAN COMMITMENT; USE OF PROCEEDS

         2.1 Lender hereby agrees, if Borrower has Performed all of the Obligations then due, to make Advances to Borrower in amounts equal to (a) the then Borrowing Base of the Eligible Instruments less (b) the then unpaid principal balance of the Loan; provided, at no time shall the unpaid principal balance of the Loan exceed the Maximum Loan Amount. Lender shall have no obligation to make any Advance after the Borrowing Term has expired.

         2.2 The Loan is a revolving line of credit; however, all of the Advances shall be viewed as a single loan. Borrower shall not be entitled to obtain Advances after the expiration of the Borrowing Term unless Lender agrees in writing with Borrower to make Advances thereafter on terms and conditions satisfactory to Lender and such action if taken shall not be deemed a waiver with respect to subsequent advances. This Agreement and Borrower's liability for Performance of the Obligations shall continue, however, until the Obligations have been completely satisfied or waived in writing by Lender.

         2.3 Borrower will use the proceeds of all Advances only to fund sales, marketing and working capital needs.

3.       RECEIVABLES COLLATERAL SECURITY

         3.1 To secure the Performance of all of the Obligations, Borrower hereby grants to Lender a Security Interest in and assigns to Lender the Collateral. Such Security Interest shall be absolute, continuing and applicable to all initial and subsequent Advances and to all of the Obligations. All of the Collateral shall secure repayment of the Loan and the Performance of the other Obligations. Borrower will unconditionally deliver to Custodian as agent for Lender pursuant to the Custodian Agreement, with full recourse, all Instruments which are part of the Receivables Collateral. Lender is hereby appointed Borrower's attorney-in-fact to take any and all actions in the name of Borrower or on behalf of Borrower which are deemed necessary or appropriate by Lender with respect to the collection and remittance of payments (including the endorsement of payment items) received on account of the Receivables
Collateral.

         3.2 If an Instrument which is part of the Designated Receivables Collateral is not an Eligible Instrument upon assignment to Lender or thereafter ceases to be an Eligible Instrument, then within thirty (30) days after the earlier of (a) Borrower having obtained knowledge the Instrument is not an Eligible Instrument or (b) the Instrument ceasing to qualify as an Eligible Instrument, Borrower will either (x) pay to Lender an amount equal to the Borrowing Base of the ineligible Instrument, together with interest, costs and expenses attributable to it, or (y) replace such ineligible Instrument with an Eligible Instrument or Eligible Instruments having a Borrowing Base not less than the Borrowing Base (calculated immediately before its ineligibility) of the ineligible Instrument being replaced. Simultaneously with such payment or the delivery of the replacement Instrument to Lender, Borrower will deliver to Lender all of the items (except for a "Request for Advance and Certification") required to be delivered by Borrower to Lender pursuant to paragraph 4.1, together with a "Borrower's Certificate" in form and substance identical to Exhibit G. If neither an Event of Default nor Incipient Default has occurred and is continuing, then within a reasonable time after the substitution of an Eligible Instrument for an ineligible Instrument, Lender will reassign to Borrower, without recourse or warranty of any kind, the ineligible





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Instrument. Borrower will prepare the reassignment instrument, which shall be in form and substance identical to Exhibit H and shall deliver it to Lender for execution.

         3.3 Borrower will deliver or cause to be deliver to Lender, and will maintain or cause to be maintained throughout the Term in full force and effect in accordance with their terms, the Borrower Security Documents, the Subordination Agreement(s), and all other security agreements required pursuant to the Documents.

4.       ADVANCES

         4.1 Lender's obligation to make the initial Advance shall be subject to and conditioned upon the terms and conditions set forth in the following subparagraphs and elsewhere in this Agreement being satisfied and remaining satisfied during the Term.

                          (a) Borrower shall have delivered to Lender the following Documents, duly executed and delivered by all parties thereto, and in form and substance satisfactory to
                 Lender:

                                  (i)     the Note;

                                  (ii)    a Receivables Assignment of the
                                          specific Instruments, which must be
                                          Eligible Instruments, against which
                                          the Advance is requested;

                                  (iii)   the Subordination Agreement(s)

                                  (iv)    the Environmental Certificate;

                                  (v)     UCC financing statements for filing
                                          and/or recording, as appropriate,
                                          where necessary to perfect the
                                          Security Interest in the Collateral
                                          subject to the UCC;

                                  (vi)    a favorable opinion which is from
                                          independent counsel for Borrower,
                                          satisfactory to Lender and is in
                                          form and substance satisfactory to
                                          Lender,

                                  (vii)   the Lockbox Agreement;

                                  (viii)  the Servicing Agreement;

                                  (ix)    the Custodian Agreement

                                  (x)     this Agreement; and

                                  (xi)    such other documents as Lender may
                                          reasonably require.

                          (b) Borrower shall have delivered to Lender the following items at least ten (10) Business Days prior to the date of the Advance, or in the case of the items called for in





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                 item (xii) at least five (5) Business Days prior to the date of the Advance, all of which shall be in form and substance satisfactory to Lender:

                          (i) the Articles of Organization of Borrower and for all purposes herein the Articles of Organization of and its General Partner, and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person;

                          (ii)    the Resolutions of Borrower, and, if
                                  applicable, their respective managers,
                                  members and general partners, to the extent any such entity is not a natural person;

                          (iii) evidence that all taxes and assessments on the Time-Share Projects have been paid;

                          (iv) a title commitment or preliminary title report for the issuance of the Title Policy (Purchaser Mortgage), together with copies of all documents referred to therein and a pro-forma copy of such title policy;

                          (v)     the approved subdivision plat;

                          (vi) a copy of the registrations/consents to sell, the final subdivision public reports/public offering statements and/or prospectuses and approvals thereof required to be issued by or used in the state where the Time-Share Projects is located and other jurisdictions where Time-Share Interests have been offered for sale or sold;

                          (vii) if the Time-Share Project has not been registered under the Interstate Land Sales Full Disclosure Act ("Act") and Lender requests such an opinion, a copy of an advisory opinion issued by the federal Office of Interstate Land Sales Registration that the Project does not fall within the purview of the Act. Lender may in its sole discretion, accept the opinion of Borrower's counsel on the applicability of such act.

                          (viii) a copy of the form of the Time-Share Program Consumer Documents and the Time-Share Program Governing Documents which have been or are being used by the Time-Share Developers, including, without limitation, the exchange affiliation agreement with RCI and the Management Agreements;

                          (ix)    the Insurance Policies;

                          (x)     a structural inspection of the Time-Share
                                  Projects;

                          (xi) without implying Lenders consent to any such lien, agreements from the holders of liens on the Time-Share Project and any amenities available to Purchasers as described in the Time-Share Documents that they will not disturb the rights of owners of Time-Share Interests to use and enjoy such Time-Share Interests so long as they are not in default of their obligations under their instruments and the Time-Share Program Governing Documents;

                          (xii) the specific Instruments against which the Advance is requested, items properly endorsed and the other items described in Exhibit 1, which for purposes of efficiently handling requests for Advances, contains some of the items also set forth in Sections 4.1 through
                                  4.4 herein; and

                          (xiii) such other items as Lender requests which are reasonably necessary to evaluate the request for the Advance and the satisfaction of the conditions precedent to the Advance.

                 (c) Lender shall have received the following in form and substance satisfactory to Lender

                          (i)     Dunn and Bradstreet reports for Borrower; and

                          (ii) lien, litigation and judgment searches for Borrower, and MEEC conducted in such jurisdictions as Lender deems appropriate.

                 (d) No material adverse change shall have occurred-in the Time-Share Project or in Borrowers or MEEC's business or financial condition since the date of the latest financial and operating statements given to Lender by or on behalf of Borrower and MEEC.

                 (e) There shall have been no change in the warranties and representations made in the Documents by Borrower, for the Performance of any of the Obligations.

                 (f) Neither an Event of Default nor Incipient Default shall have occurred and be continuing.

                 (g) The interest rate applicable to the Advance (before giving effect to any savings clause will not exceed the maximum rate permitted by the Applicable Usury Law.

                 (h) Borrower shall have paid to Lender (or its designee) the Commitment Fee, the Lenders Attorney's Fee, the Custodian Fee, the Lockbox Agent Fee, and all other fees required to be paid at the time of the Advance.

         4.2     Advances shall be requested in writing (in the form of Exhibit
J) by the Chief Executive Officer or principal financial officer of the General Partner of Borrower and shall not be made more frequently than twice monthly or in amounts less than $250,000.

         4.3 Advances may be disbursed by checks, wire transfers or drafts payable to Borrower, or if requested by Borrower and approved in writing by Lender, to others, either severally or jointly with Borrower, for the credit or benefit of Borrower. Lender may, at its option, withhold from any Advance any sum due it (including costs and expenses) under the terms of the Documents.

         4.4 Although Lender shall have no obligation to make an Advance unless and until all of the conditions precedent to the Advance have been satisfied, Lender may, at its discretion, make Advances prior to that time without waiving or releasing any of the Obligations.

         4.5 After the initial Advance, the obligation of Lender to make a subsequent Advance shall be subject to the satisfaction of the conditions precedent set forth on Exhibit I.

         4.6 It is acknowledged by Borrower that on the date hereof, all documentation required by Lender to Advance for Eligible Instruments from Missouri Time-Share Projects has not been received, and satisfaction and approval of same shall be in Lender's sole discretion.

5.       NOTE; MAINTENANCE OF BORROWING BASE; PAYMENTS; SERVICING AND COLLECTION

         5.1 The Loan shall be evidenced by the Note and shall be repaid in immediately available funds according to the terms of the Note.

         5.2 Subject to Borrower's rights under paragraph 3.2 to provide replacement Eligible Instruments,if for any reason the aggregate principal amount of the Loan outstanding at any time shall exceed the then Borrowing Base of all Eligible Instruments, Borrower, without notice or demand, will immediately make to Lender a principal payment in an amount equal to such excess plus accrued and unpaid interest on such principal payment.

         5.3 Borrower shall not be entitled to prepay, in whole or in part, the Loan until the Opening Prepayment Date. Thereafter, if neither an Event of Default nor an Incipient Default has occurred and is continuing, Borrower shall have the option to prepay the Loan in full, but not in part, upon 30 days prior written notice and the simultaneous payment of the Prepayment Premium on any date an installment is due on the Note. If (a) there shall occur an Event of Default and (b) such occurrence results in acceleration or prepayment of the Loan, a Prepayment Premium will be required in the amount which shall be determined as of and due on the earlier of the date of acceleration or prepayment. The prohibition on prepayment and the requirement to pay a Prepayment Premium shall not apply to prepayment resulting from the application of payments required from obligors on the Receivables Collateral (unless solicited by Borrower in contravention of its Obligations), from performance by Borrower of its Obligations under paragraph 3.2 or 5.2 (unless due to a misrepresentation or breach of warranty concerning the Designated Receivables Collateral).

         5.4     (a)      Lockbox Agent shall collect payments on the
         Instruments constituting part of the Receivables Collateral and, remit collected payments to Lender on the last Business Day of each and every month after the date of first Advance, according to the terms of the Lockbox Agreement, or sooner if requested by Lender. Payments shall not be deemed received by Lender until Lender actually receives such payments from Lockbox Agent.

                 (b) Servicing Agent shall furnish to Lender at Borrower's sole cost and expense, no later than the 10th day of each month commencing with the first full calendar month following the date of this Agreement, separate reports for the Designated and Non-Designated Receivables Collateral, substantially in a format satisfactory to Lender, which: (i) shows as of the end of the prior month with respect to each Instrument which constitutes part of the Receivables Collateral (A) all payments received allocated between principal, interest, late charges and taxes, (B) the opening and closing balances, (C) present value, (D) average consumer interest rate, and
         (E) extensions, refinances, prepayments, and other similar adjustments; (F) the average remaining term; (G) the average downpayment collected; and (H) the percentage of payments made by U.S. obligors and the percentage of payments made by Canadian obligors; and
         (ii) indicates delinquencies of 30, 60 and 90 days and in excess of 90 days. On the basis of such reports, Lender will compute the amount, if any, which was due and payable by Borrower on the last Business Day of the preceding month and will notify Borrower of any amount due. If such reports are not timely received, Lender may estimate the amount which was due and payable. Borrower will pay upon demand the amount determined by Lender to be due and payable. If payment is made on the basis of Lender's estimate and thereafter reports required by this paragraph are received by Lender, the estimated payment amount shall be adjusted by an additional payment or a refund to the correct amount, as the reports may indicate; such additional amount should be paid by Borrower upon demand and such refund to be made by Lender within 5 Business Days after receipt of written request therefor by Borrower. At the end of each calendar quarter, Borrower will deliver or cause the Servicing Agent to deliver to Lender a current list of the names, addresses and phone numbers of the obligors on each of the Instruments constituting part of the Receivables Collateral. Borrower will also deliver or cause Servicing Agent to deliver to Lender, promptly after receipt of a written request for them, such other reports with respect to Instruments constituting part of the Receivables Collateral as Lender may from time to time require.

                 (c) Lender, subject to any restriction contained in the Lockbox Agreement, Custodian Agreement or the Servicing Agreement, as the case may be, may at any time and from time to time substitute or require Borrower to substitute a successor or successors to any Agent acting under the Lockbox Agreement, Custodian Agreement or the Servicing Agreement.

         5.5 Subject to Lender's rights under Article VII, all proceeds from the Receivables Collateral (except payments which are identified by Purchasers as tax and insurance impounds/payments or maintenance and other assessment payments and are required to be so treated by Borrower) and the other security shall be applied as follows: first to the payment of all late charges, costs, fees and expenses required by the Documents to be paid by Borrower; second to accrued and unpaid interest due on the Note; third to the unpaid principal balance of the Note; and then to the other Obligations in such order and manner as Lender may determine.

         5.6 Whether or not the proceeds from the Receivables Collateral shall be sufficient for that purpose, Borrower will pay when due all payments required to be made pursuant to any of the Documents, Borrower's Obligation to make such payments being absolute and unconditional.

6.       BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         6.1     (a)      Borrower is, and will remain at all times, duly
         organized, validly existing and in good standing under the laws of Texas and in each jurisdiction where the Time-Share Projects are located and in which it is selling Time-Share Interests or where the location or nature of its properties or its business makes such qualification necessary. Borrower has full authority to Perform the Obligations and to carry on its business and own its property.

                 (b) Borrower has full power and authority to grant the Security Interest in the Receivables Collateral and to execute and deliver the Documents and to Perform the Obligations. All action necessary and required by the Articles of Organization of Borrower and all applicable laws for the obtaining of the Loan and for the execution and delivery of the Documents executed and delivered in connection with the Loan has been duly and effectively taken. The Documents are and shall be legal, valid, binding and enforceable against Borrower; and do not violate the Applicable Usury Law or constitute a default or result in the imposition of a lien under the terms or provisions of any agreement to which Borrower is a party. No consent of any governmental agency or any other person not a party to this Agreement is or will be required as a condition to the execution, delivery or enforceability of the Documents.

         6.2 There is no action, litigation or other proceeding pending or, to the knowledge of Borrower, threatened before any arbitration tribunal, court, governmental agency or administrative body involving Borrower (including
MEEC), its property, the Time-Share Projects or Resorts which might materially adversely affect the Collateral, the Time-Share Project, the business or financial condition of Borrower, or the ability of Borrower to Perform the Obligations.

                 6.3      (a)     Only Borrower has sold or offered Time-Share
                 Interests for sale; Time-Share Interests have been offered for sale only in the state in which the Time-Share Projects are located, and all sales have been made at the Time-Share Projects. Before Borrower offers Time-Share Interests for sale in any jurisdiction or sells Time-Share Interests other than at the Time-Share Projects, Borrower will promptly notify Lender and provide Lender with evidence that it has complied with all laws of the jurisdiction governing its proposed conduct.

                          (b) Borrower has complied, and Borrower will comply, with all applicable laws and regulations, including, without limitation, all laws and regulations of the state in which the Time-Share Projects are located and all other governmental jurisdictions in which the Time-Share Projects are located or in which Time-Share Interests have been or are being sold or offered for sale.

                          (c)     Borrower has not sold or offered any
                 Time-Share Interests for sale as an investment. Neither the sale nor the offering of any Time-Share Interest would constitute the sale or the offering of a security for sale under any applicable law.

                          (d)     Neither the time-share use nor other
                 transient use and occupancy of Units will violate or constitute a non-conforming use under any private covenant or restriction or any zoning, use or similar law, ordinance or regulation affecting the use or occupancy of any Time-Share Project.

                 6.4      (a)     Each Instrument which is assigned to Lender
                 pursuant to this Agreement and against which an Advance is requested or which is assigned in satisfaction of Borrower's obligations under paragraph 3.2 shall be an Eligible
                 Instrument at the time of assignment. Borrower and MEEC have performed all their obligations to Purchasers, and there are no executory obligations to Purchasers to be Performed by Borrower or MEEC other than obligations which by their nature or by agreement are to be executed in the future. Borrower further warrants and guarantees the enforceability of the Receivables Collateral.

                          (b) Without the prior written consent of Lender, Borrower will not cancel or materially modify, or consent to or acquiesce in any material modification (including, without limitation, any change in the interest rate or the amount, frequency or number of payments) to, or solicit the prepayment of, any Instrument which constitutes part of the Receivables Collateral; waive the timely performance of the obligations of the Purchaser under any such Instrument or its security; or release the security for any such Instrument. Unless an Event of Default exists, however, Borrower shall have a license to take in the ordinary course of its business any or all of the actions with respect to the Non-Designated Receivables Collateral which otherwise would be prohibited pursuant to the terms of the preceding sentence. Borrower will not pay or advance directly or indirectly for the account of any Purchaser any sum requested to be deposited or owing by the Purchaser under any Instrument which constitutes part of the Receivables Collateral.

                          (c) Borrower at all times will fulfill and will cause its Affiliates, agents and independent contractors at all times to fulfill all obligations to Purchasers, except where failure to do so would not materially or adversely affect the Collateral, the Time-Share Projects, the business or financial condition of Borrower, or the ability of Borrower to Perform the Obligations. Borrower will perform and will cause its Affiliates to perform all of their respective obligations under the Time-Share Program Governing Documents.

                          (d) True and complete copies of the Time-Share Program Consumer Documents and Time-Share Program Governing Documents which have been and are being used in connection with the Time-Share Project and the sale or offering for sale of Time-Share Interests have been delivered to Lender. Borrower, without the prior written consent of Lender, will not cancel or materially modify or permit or acquiesce in the cancellation or material modification of any such document except as required by law; and will not permit or suffer any of its Affiliates to do so.

                          (e) Each owner of a Time-Share Interest is a member of the appropriate Time-Share Association, and all the Time-Share Associations have authority to levy annual assessments to cover the costs of maintaining and operating the respective Time-Share Projects. To Borrower's knowledge, MEEC and each Association is solvent; currently levied assessments are adequate to cover such costs and to establish and maintain a reasonable reserve for capital improvements and such reserves are established pursuant to applicable law and are not deficient to perform the purposes for which they are intended; and there are no events which could give rise to a material increase in such costs. Borrower will use its best efforts to: (i) cause each Association to (A) discharge its obligations under the Time-Share Program Governing Documents and (B) maintain the reserve described above.

                          (f) Except as otherwise permitted and disclosed by the Time-Share Program Governing Documents: (i) the owners of the Time-Share Interest in the Time-Share Project own all the common areas in the Time-Share Project and Borrower owns in fee simple other amenities which have been promised or represented as being available to Purchasers, free and clear of liens and security interests (or subordinated to the interests of Purchasers) except for the Permitted Encumbrances; (ii) MEEC owns all furnishings within the Units free and clear of all liens and security interests; and (iii) all access roads and utilities and off-site improvements necessary to the use of the Time-Share Project have been dedicated to and/or accepted by the responsible governmental authority or utility company or are held in fee simple by Borrower with all Purchasers enjoying a recorded right to use such access roads, utilities and the above-described amenities. Borrower will maintain or cause to be maintained in good condition and repair all amenities and common areas which have been promised or represented as being available to Purchasers and all roads and off-site improvements which are not the responsibility of the Associations to maintain and repair and have not been dedicated to or accepted by the responsible governmental authority or utility company; provided, however, that if any such property is not owned by Borrower or any of its Affiliates, Borrower will use its best efforts to cause the owner or other responsible third party to maintain and repair such property. Borrower will maintain a reasonable reserve to assure compliance with the terms of the foregoing sentence.

         6.5 Borrower will undertake the diligent and timely collection of amounts delinquent under each Instrument which constitutes part of the Receivables Collateral and will bear the entire expense of such collection. Lender shall have no obligation to undertake any action to collect under any Instrument.

         6.6 Lender may notify Purchasers of the existence of Lender's interest as assignee in the Receivables Collateral and request from Purchasers any information relating to the Receivables Collateral. Borrower will deliver such notice under its letterhead if requested.

         6.7 Borrower, without the prior written consent of Lender, will not: (a) sell, convey, pledge, hypothecate, encumber or otherwise transfer any of the Collateral; (b) permit or suffer to exist any liens, security interests or other encumbrances on any of the Collateral, except for the Permitted Encumbrances and liens and security interests expressly granted to Lender; (c) sell, lease, transfer or dispose of all or substantially all of its assets to another entity; or (d) permit or suffer to exist any transfer of the ownership interests or control of Borrower; except that Robert Mead, the controlling shareholder of the General Partner of Borrower, may sell a portion of his shares in Ascension Capital Corporation the General Partner of Borrower, provided he maintains a number of shares equal to at least 51% of the issued and outstanding shares of such General Partner; (e) change in any material way of the present management of Borrower or MEEC, including reducing in any material way the every day involvement of Robert Mead as the Chief Executive Officer of Borrower; or (f) change in any material, deleterious way, the program by which the Time-Share Interests are marketed.

         6.8 Borrower will pay the cost of and will maintain and deliver to Lender evidence of insurance policies required by Lender making Lender an additional insured and written by insurers and in amounts and on forms satisfactory to Lender.

         6.9     (a)      The Documents and all certificates, financial
         statements and written materials furnished to Lender by or on behalf of Borrower in connection with the Loan do not contain any untrue statement of a material fact or omit to state a fact which materially adversely affects or in the future may materially adversely affect the Collateral, the Time-Share Project, the business or financial condition of Borrower, or the ability of Borrower to Perform the Obligations.

                 (b) Lender's examination, inspection, or receipt of information pertaining to the Collateral or the Time-Share Project and its proposed operation shall not in any way be deemed to reduce the full scope and protection of the warranties, representations and Obligations contained in this Agreement.

         6.10    (a)      On or before the 10th day of each month, Borrower
         will cause to be furnished to Lender the reports required pursuant to paragraph 5.4(b).

                 (b) Borrower will furnish or cause to be furnished to Lender within 120 days after each fiscal year of the subject, a copy of the current annual financial statements of Borrower and, subject to the best efforts of Borrower, MEEC and the Associations; and shall furnish or cause to be furnished to Lender within 45 days after each interim quarterly fiscal period of Borrower, a copy of the current financial statements for the period commencing with the first day of the fiscal year and concluding with such quarter end. Such financial statements shall contain a balance sheet as of the end of the relevant fiscal period and statements of income and of cash flow for such fiscal period (together, in each case, with the comparable figures for the corresponding period of the previous fiscal year), all in reasonable detail. All financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. All financial statements required pursuant to this paragraph shall be certified by the chief financial officer of the subject of such statements. Annual statements shall be audited and certified by a recognized firm of certified public accountants reasonably satisfactory to Lender. Together with such financial statements, Borrower will deliver to Lender: (a) a certificate signed by the chief financial officer of Borrower stating that there exists neither an Event of Default nor an Incipient Default or, if any such Event of Default or Incipient Default exists, specifying the nature and period of its existence and what action Borrower proposes to take with respect to it; and (b) certificates signed by the chief financial officer of Borrower which shall state specifically that Borrower, and to the best of his knowledge, MEEC, is in full compliance with paragraphs 6.16-6.17, inclusive, and set forth in reasonable detail the calculations upon which such certification is based.

                 (c) Borrower will deliver to Lender from time to time, as available, and promptly upon amendment or effective date: current price lists, sales literature, registrations/consents to sell, and final subdivisions public reports/public offering statements/prospectuses. Borrower will deliver to Lender any material modifications which it or, to its knowledge, any other person having the power to do so proposes be made to the Time-Share Program Consumer Documents or the Time-Share Program Governing Documents last delivered to Lender; and will deliver all such modifications to Lender promptly after they are made or adopted.

                 (d) Borrower will at its expense permit Lender and its representatives at all reasonable times to inspect the Time-Share Projects and to inspect, audit and copy its records and records of MEEC in Borrower's possession.

                 (e) Borrower will submit to Lender annually, within 10 days after each is available, proposed annual maintenance and operating budgets of MEEC, certified to be adequate by the managing agent for such Associations and a statement of the annual assessment to be levied upon the members of such Associations; and will use its best efforts to cause to be made available to Lender for inspection, auditing and copying, upon Lender's request, the books and records of each Associations.

                 (f) Borrower will deliver to Lender such further information as Lender may from time to time reasonably request.

         6.11 Borrower will cause any and all indebtedness owing by it, to its shareholders, directors and officers, or the relatives and Affiliates of Borrower or the foregoing and all liens, security interests, and other charges in the assets of Borrower to be fully subordinated in writing in all aspects to the Obligations and Lender's claims now held or hereafter acquired to the assets of Borrower, including, without limitation, the Collateral; provided, however, that if neither an Event of Default nor Incipient Default is outstanding, Borrower may make regularly scheduled payments on any such indebtedness and other normal and customary payments for services rendered. Lender may require any such creditor to execute a written subordination agreement satisfactory in form and substance to Lender, which shall include, without limitation, provisions precluding exercise of remedies by the creditor against the assets of Borrower, until all Obligations have been satisfied in full.

         6.12 Borrower is not in default of any payment on account-of indebtedness for borrowed money or of any repurchase obligations in connection with a receivables purchase financing, or in violation of or in default under any material term in any agreement, order, decree or judgment of any court, arbitration or governmental authority to which it is a party or by which it is bound.

         6.13 Borrower has filed all tax returns and paid all taxes, assessments, levies and penalties, if any, required to be filed by it or paid by it to any governmental or quasi-governmental authority or subdivision, including real estate taxes and assessments relating to the Time-Share Projects or the Collateral. Borrower will use its best efforts to provide to Lender not more than 30 days after such taxes and assessments become due evidence that all taxes and assessments on the Units and Time-Share Projects common areas and related amenities have been paid in full.

         6.14     (a)     Borrower has paid to Lender the $50,000 Commitment
         Fee for the Original Loan, and Borrower will pay or cause to be paid to Lender an additional $50,000 Commitment Fee for the Second Loan Increase at the time of the initial Advance of the Second Loan Increase. Borrower acknowledges that the Commitment Fees have been examined and are non-refundable. Borrower will pay on demand any and all costs and expenses incurred by Lender in connection with the initiation, documentation and closing of the Loan, the making of Advances, the protection of the Collateral, or the enforcement of the obligations against Borrower, including, without limitation, all attorneys' and other

         Professionals' fees and costs, consumer credit reports, revenue, documentary stamp and intangible taxes and any other taxes imposed on the Documents.

                 (b) Borrower has paid Lender's attorneys a fee of $25,000, (including all out of pocket costs incurred by the attorneys) in connection with the Original Loan, and Borrower will, at the time of the initial Advance of the Second Loan Increase, pay or cause to be paid all of Lender's attorneys fees and costs for services rendered in connection with the Revolving Inventory Loan and the increase, extension and modification of the Revolving Receivables Loan.

                 (c) Borrower will pay Custodian a one time Custodial Fee in the amount of $5.00, with potential increases to a maximum of $9.00, for each new Eligible Instrument held by Custodian as designated agent of Lender exclusive of Eligible Instruments assigned as replacements for Instruments that cease to be Eligible Instruments and recurring fees that are set forth in the Custodian Agreement.

         6.15 Borrower will INDEMNIFY, PROTECT, HOLD HARMLESS, AND DEFEND Lender, its successors, assigns and shareholders (including corporate shareholders), and the directors, officers, employees, agents and servants of the foregoing, for, from and against any and all losses, costs, expenses (including, without limitation, any attorneys' fees and costs), demands, claims, suits, proceedings (whether civil or criminal), orders, judgments, penalties, fines and other sanctions arising from or brought in connection with
(a) the Time-Share Projects, the Collateral, Lender's status by virtue of the Assignments, creation of Security Interests, the terms of the Documents or the transactions related thereto, or any act or omission of Borrower or any Agent, or their respective employees, contractors or agents, whether actual or alleged, and (b) any and all brokers' commissions or finders' fees or other costs of similar type by any party in connection with the Loan. On written request by a person or other entity covered by the above agreement of indemnity, Borrower will undertake, at its own cost and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding to which such person or entity shall be a party. At Lender's option, Lender may at Borrower's expense prosecute or defend any action involving the priority, validity or enforceability of the Security Interests in the Collateral.

         6.16 Borrower will not make, and will not permit or suffer any Affiliate to make, any distribution (inclusive of dividends, stock repurchases and redemptions, the repayment of loans from, and the making of loans to or investments in the distributees) to any-of their respective Partners or Affiliates unless (a) at the time of the distribution and after giving effect thereto, there exists neither an Event of Default nor an Incipient Default; (b) and after giving effect to the distribution, the aggregate of all distributions by Borrower and any subsidiary does not exceed the lesser of (i) their respective net income generated by the Resorts and the Time-Share Projects, or
(ii) 100% of their respective cash flow, in each case measured from June 30, 1994; provided, however, that notwithstanding the amount available for distribution pursuant to the foregoing subclause (b), if neither an Event of Default nor Incipient Default exists, such entity shall be entitled to distribute to its Partners each fiscal year a sum of money equal to the tax liability of its Partners attributable to their respective Partnership interests in such entity. As used above, "net income" shall be determined in accordance with generally accepted accounting principles applied on a consistent basis, and "cash flow" shall mean for any period the net income or loss of the subject determined in accordance with generally accepted accounting principles consistently applied (excluding the effect of any extraordinary gains or losses from sales of property not in the ordinary course of business), plus (a) depreciation, (b) amortization and (c) other non-cash expenses during such period to the extent deducted from revenues in calculating net income and less capital expenditures to the extent paid in such period.

         6.17 Borrower will maintain an aggregate minimum tangible net worth of not less than $6,000,000.

         6.18 Upon any Default in the terms, covenants and conditions of this Agreement or any of the other Documents, and following the acceleration of maturity of the Note indebtedness, a tender of payment of the amount necessary to satisfy all Obligations, made at any time prior to foreclosure sale by Borrower or by anyone on behalf of Borrower or (following a foreclosure sale) during any period of redemption that might exist under applicable law, shall constitute an evasion of the Prepayment Premium and shall be deemed to be a voluntary prepayment thereunder; and such payment, to the extent not prohibited by applicable law, will therefore include a premium equal to the (a) three percent (3%) of the outstanding principal balance of the Note if the payment is made in the 2nd year of the Term; (b) two percent (2%) of the outstanding loan balance if the payment is made in the third year of the Term; (c) one percent (1%) of the outstanding loan balance if the payment is made in the fourth year of the Term; and (d) zero percent (0%) of the outstanding loan balance if prepayment is made in the fifth year or any year thereafter.

         6.19 Borrower will execute or cause to be executed all documents and do or cause to be done all acts necessary for Lender to perfect and to continue the perfection of the Security Interest of Lender in the Collateral or otherwise to effect the intent and purposes of the Documents.

         6.20 The representations, warranties and covenants contained in this Article VI are in addition to, and not in derogation of, the representations, warranties and covenants contained elsewhere in the Documents and shall be deemed to be made and reaffirmed prior to the making of each Advance.

         6.21 Borrower covenants and warrants that none of the Other Lenders have a security interest in (i) the proceeds derived from the Management Agreements, or (ii) from any furniture or furnishings, (iii) the assets of FFC or MEEC, or (iv) claims against the FDIC or other parties.

7. DEFAULT

         7.1 The occurrence of any of the following events or conditions shall constitute an Event of Default under the Documents:

                 (a) failure of Lender to receive from Borrower within 5 days of the date written notice has been sent to Borrower after the due date (i) any amount payable under the Note or (ii) any other payment due under the Documents, except for the Note payment due at the Maturity Date for which no grace period is allowed;

                 (b) any representation or warranty of a person other than Lender contained in the Documents or in any certificate furnished to Lender under the Documents by or on behalf of Borrower proves to be, in any material respect, false or misleading as of the date deemed made;

                 (c) a default in the Performance of the Obligations set forth in paragraphs 3.2, 6.7, 6.8, 6.11, 6.16, 6.17, 6.18, 6.19, or
         9.2;

                 (d) a default in the Performance of the Obligations or a violation of any term, covenant or provision of the Documents (other than a default or violation referred to elsewhere in this paragraph 7.1) which continues unremedied (i) for a period of 5 Days after notice of such default or violation to Borrower in the case of a default under or violation of paragraph 6.7(b) or any other default or violation which can be cured by the payment of money alone or (ii) in the case of any other default or violation, for a period of twenty
         (20) Business Days after notice to Borrower of such default or violation, plus only if such default or violation cannot be cured by Borrower proceeding diligently and Borrower has been diligent in attempting to effect cure, such additional period not to exceed twenty (20) Business Days as may be required by Borrower proceeding diligently to effect cure;

                 (e) an "Event of Default", as defined elsewhere in any of the Documents or any of the Other Loan Documents;

                 (f) any final, non-appealable judgment or decree for money damages or for a fine or penalty against Borrower which is not paid and discharged or stayed within 30 days thereafter and when aggregated with all other judgments or decree(s) that have remained unpaid and undischarged or stayed for such period is in excess of $100,000;

                 (g) any person holding a lien or security interest in the Collateral or a lien (other than a lien created by Purchaser solely with respect to its Time-Share Interest and without implying Lender's consent to the creation or existence of any such lien or security interest) on any part of the Time-Share Projects or its related amenities institutes foreclosure, receivership or other proceedings for the enforcement of any remedy available to it on account of such lien or security interest;

                 (h) Borrower shall (i) generally not be paying its debts as they become due, (ii) file or consent by answer or otherwise to the filing against it of a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency or the appointment of a custodian under the laws of any jurisdiction, (iii) make an assignment or the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or any substantial part of its property, (v) be adjudicated insolvent, (vi) dissolve; commence to wind-up its affairs or (vii) take any action for purposes of the foregoing; or a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency or the appointment of a custodian under the laws of any jurisdiction is filed against it or a custodian is appointed for Borrower, the Collateral or any material party of its properties and such proceeding is not dismissed and appointment vacated within 60 days thereafter;

                 (i) a material adverse change in any of the Time-Share Projects or in the business or financial condition of Borrower or in the Collateral, which change is not otherwise enumerated in this paragraph 7.1 as an Event of Default as the result of which Lender in good faith deems the prospect of Performance of the Obligations impaired or its Collateral imperiled;

                 (j) failure of Lender to receive from Borrower, within 20 days of the date Borrower knows or should have known of such change, notice of any material change in any representations or warranties in the Documents or otherwise made in connection with the Loan; or

                 (k) an order or decree has been entered by any court or regulatory agency, local, state or federal, of competent jurisdiction enjoining the intended use of the Time-Share Projects as time-share resorts and such order or decree is not vacated within sixty (60) days after Borrower has obtained knowledge thereof.

                 (l) If a default or Event of Default occurs under any document or instrument evidencing, securing or executed in connection with the Revolving Inventory Loan and any such default or Event of Default is not cured within the applicable grace period (if any) provided therein.

                 (m) any default by Borrower under any other agreement evidencing, guaranteeing, or securing borrowed money or a receivables purchase financing involving an obligation in excess of $100,000 to make a payment of principal or interest or to repurchase receivables or any other material default permitting the acceleration of the repayment of the borrowed money or the repurchase of receivables, which accelerated repayment or repurchase obligations are in excess of $100,000 in the aggregate; provided that Lender's sole remedy for this paragraph 7.1(l) default shall be to withhold any subsequent Advances requested by Borrower.

         7.2 At any time after an Event of Default has occurred and while it is continuing, Lender may but without obligation, in addition to the rights and powers granted elsewhere in the Documents and not in limitation thereof, do any one or more of the following:

                 (a)      cease to make further Advances;

                 (b) declare the Note, together with prepayment premiums and all other sums owing by Borrower to Lender in connection with the Documents, immediately due and payable without notice, presentment, demand or protest, which are hereby waived by Borrower,

                 (c) receive and retain the Borrower's Receivables Collateral Proceeds;

                 (d) with respect to the Receivables Collateral, (i) institute collection, foreclosure and other enforcement actions against Purchasers and other persons obligated on the Receivables Collateral, (ii) enter into modification agreements and make extension agreements with respect to payments and other performances, (iii) release persons liable for performance, (iv) settle and compromise disputes with respect to payments and performances claimed due, all without notice to Borrower, without being called to account for such actions by Borrower and without relieving Borrower from Performance of the

         Obligations, and (v) receive, collect, open and read all mail of Borrower for the purpose of obtaining all items pertaining to the Receivables Collateral; and

                 (e) proceed to protect and enforce its rights and remedies under the Documents and the Other Loan Documents, to foreclose or otherwise realize upon the collateral and/or to exercise any other rights and remedies available to it at law, in equity or by statute.

         7.3 Notwithstanding anything in the Documents to the contrary, while an Event of Default exists, any cash received and retained by Lender in connection with the Collateral may be applied to payment of the Obligations in the manner provided in paragraph 7.5.

         7.4     (a)      Lender shall have all of the rights and remedies of a
         secured party under the Uniform Commercial Code of the States of Illinois, Texas and Missouri and all other rights and remedies accorded to a Secured Party at equity or law. Any notice of sale or other disposition of the Collateral given not less than 10 Business Days prior to such proposed action in connection with the exercise of Lender's remedies shall constitute reasonable and fair notice of such action. Lender may postpone or adjourn any such sale from time to time by announcement at the time and place of sale stated on the notice of sale or by announcement of any adjourned sale, without being required to give a further notice of sale. Any such sale may be for cash or, unless prohibited by applicable law, upon such credit or installment as Lender may determine. Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Lender in good current funds. Despite the consummation of any such sale, Borrower shall remain liable for any deficiency on the Obligations which remains outstanding following such sale. All net proceeds recovered pursuant to a sale shall be applied in accordance with the provisions of paragraph 7.5.

                 (b) Lender may, in the name of Borrower, or in its own name, make and execute all conveyances, assignments and transfers of the Collateral sold in connection with the exercise of Lender's remedies; and for this purpose Lender is hereby appointed attorney-in-fact for Borrower.

                 (c) Upon request of Lender when an Event of Default exists, Borrower shall assemble the Collateral not already in Lenders possession and make it available to Lender at a time and place designated by Lender.

         7.5 The proceeds realized from any sale of all or any part of the Collateral made in connection with the exercise-of Lender's remedies shall be applied in the following order of priorities; first, to the payment of all costs and expenses of such sale, including, without reasonable compensation to Lender and its agents, attorneys fees, and all other expenses, liabilities and advances incurred or made by Lender, its agents and attorneys, in connection with such sale, and any other unreimbursed expenses for which Lender may be reimbursed pursuant to the Documents; second, to the payment of the Obligations, in such order and manner as Lender shall determine, with no amounts applied to payment of principal until all interest has been paid; and third, to the payment to Borrower, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         7.6 Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all liabilities agreed to be paid or performed in the Documents by Borrower, any Guarantor or any surety for the Performance of the Obligations if the person obligated fails to do so. For such purposes Lender may use the proceeds of the Collateral. All amounts expended by Lender in so doing or in exercising its remedies under the Documents following an Event of Default shall become part of the Obligations, shall be immediately due and payable by Borrower to Lender upon demand, and shall bear interest at the Default Rate from the dates of such expenditures until paid.

         7.7 No remedy in any Document conferred on or reserved to Lender is intended to be exclusive of any other remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under any Document or now or hereafter existing at law, or in equity. No delay or omission to exercise any right or power shall be construed to be a waiver of or acquiescence to any default or a waiver of any right or power; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

         7.8 Borrower, for itself and for all who may claim through or under it, hereby expressly waives and releases all right to have the Collateral or any part thereof, marshalled on any foreclosure sale or other enforcement of Lenders rights and remedies.

         7.9 For the purpose of exercising its rights and remedies under Paragraph 7.2(d) and 7.6, Lender may do so in the name of Borrower or its name and is hereby appointed as Borrower's attorney-in-fact to take any and all actions in the name of Borrower and/or on behalf of Borrower-as Lender may deem necessary or appropriate in the accomplishment of such purposes.

8.       CONSTRUCTION AND GENERAL TERMS

         8.1 All moneys payable under the Documents shall be paid to Lender at its address set forth on the signature page of this Agreement in lawful monies of the United States of America, unless otherwise designated in the Documents or by Lender by notice.

         8.2 The Documents exclusively and completely state the rights and obligations of Lender and Borrower with respect to the Loan. No modification, variation, termination, discharge, abandonment or waiver of any of the terms or conditions of the Documents shall be valid unless in writing and signed by duly authorized representatives of the party sought to be bound by such action. The Documents supersede any and all prior representations, warranties and/or inducements, written or oral, heretofore made by Lender concerning this transaction, including any commitment for financing.

         8.3 The powers and agency granted to Lender by Borrower in the Documents are coupled with an interest and are irrevocable and are granted as cumulative to Lender's other remedies for collection and enforcement of the Obligations.

         8.4 Any Document may be executed simultaneously in any number of identical copies each of which shall constitute an original for all purposes.

         8.5 Except as otherwise expressly provided in the Document, any notice required or permitted to be given under any Document by Lender or Borrower to the other shall be in writing and shall be (a) personally delivered, (b) transmitted postage prepaid by certified or registered mail, (c) sent by overnight express carrier, or (d) sent by telecopy, to Lender or such Borrower at its address and/or telecopy number as set forth on the signature page of this Agreement, or at such other address and/or telecopy number as either party may designate for such purpose in a notice given to the other party. Such notice shall be deemed received upon the earliest of the following to occur: (a) upon personal delivery; (b) on the third Business Day following the day sent, if sent by registered or certified mail; (c) on the next Business Day following the day sent, if sent by overnight express courier; and (d) on the day sent or if such day is not a Business Day on the next Business Day after the day sent, if sent by telecopy.

         8.6 All the covenants of Borrower and all the rights and remedies of the Lender contained in the Documents shall bind Borrower, and, subject to the restrictions on merger, consolidation and assignment contained in the Documents, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, whether so expressed or not. Borrower may not assign its rights in the Documents in whole or in part. Except as may be expressly provided in a Document, no person or other entity shall be deemed a third party beneficiary of any provision of the Documents.

         8.7 If any one or more of the provisions contained in any Document shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in the Document shall not in any way be affected or impaired thereby.

         8.8     Time is of the essence in the Performance of the Obligations.

         8.9 No modification, variation, termination, discharge, abandonment or waiver granted or consented to by Lender including a waiver of the time of the essence standard, shall be deemed to be an abandonment of such rights.

         8.10 All headings are inserted for convenience only and shall not affect any construction or interpretation of the Documents. Unless otherwise indicated, all references in a Document to clauses and other subdivisions refer to the corresponding paragraphs, clauses and other subdivisions of the Document; the words "herein", "hereof", "hereto", "hereunder" and words of similar import refer to the Document as a whole and not to any particular paragraph, clause or other subdivision; the use of any gender shall be deemed to include other genders, unless inappropriate; and reference to a numbered or lettered subdivision of an Article, or paragraph shall include relevant matter within the Article or paragraph which is applicable to but not within such numbered or lettered subdivision. All Schedules and Exhibits referred to in this Agreement are incorporated in this Agreement by reference.

         8.11 CHOICE OF LAW; JURISDICTION; VENUE AND WAIVER OF JURY TRIAL. BORROWER AND LENDER AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS LOAN AGREEMENT SHALL BE LITIGATED, AT LENDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE

JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. BORROWER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES C T CORPORATION SYSTEM, WHOSE ADDRESS IS BORROWER, C/O C T CORPORATION SYSTEM, 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON BORROWER PROVIDED THAT A COPY OF SUCH PROCESS BE DELIVERED TO BORROWER PURSUANT TO THE PROVISIONS OF SECTION 8.5 ABOVE. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO, ILLINOIS, BORROWER SHALL, WITHIN TEN (10) DAYS AFTER LENDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY LENDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, LENDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO BORROWER. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LENDER ON THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.

BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LOAN AGREEMENT AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND BY LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS LOAN AGREEMENT AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS LOAN AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

ALL OF THE PROVISIONS SET FORTH IN THIS PARAGRAPH ARE A MATERIAL INDUCEMENT FOR LENDERS'S MAKING THE LOAN TO BORROWER AND BORROWER ACCEPTING THE LOAN FROM LENDER.

                              [BORROWER'S INITIALS: /s/ REM      ]
                                                    -------------

                              [LENDER'S INITIALS:                ]
                                                    -------------

         8.12 It is the intent of the parties hereto to comply with the Applicable Usury Law. Accordingly, notwithstanding any provision to the contrary in the Documents, in no event shall this Agreement or the Documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law.

         8.12    LENDER DOES NOT HEREBY ASSUME AND SHALL HAVE NO
RESPONSIBILITY, OBLIGATION OR LIABILITY TO PURCHASERS, LENDER'S RELATIONSHIP

BEING THAT ONLY OF A CREDITOR WHO HAS TAKEN, AS SECURITY FOR INDEBTEDNESS OWED TO IT, AN ASSIGNMENT FROM BORROWER OF THE INSTRUMENTS. EXCEPT AS REQUIRED BY LAW, BORROWER WILL NOT, AT ANY TIME, USE THE NAME OF OR MAKE REFERENCE TO LENDER WITH RESPECT TO THE TIME-SHARE PROJECTS, THE SALE OF TIME-SHARE INTERESTS OR OTHERWISE, WITHOUT THE EXPRESS WRITTEN CONSENT OF LENDER.

         8.13 Unless otherwise specifically stipulated elsewhere in the Documents, if a matter is left in the Documents to the decision, determination, requirement, request, judgment, approval, consent, satisfaction, acceptance, agreement, option or discretion of Lender, its employees, Lender's counsel or any agent for or contractor of Lender, such action shall be deemed to be exercisable by Lender or such other person in its sole and absolute discretion and according to standards established in its sole and absolute discretion. Without limiting the generality of the foregoing, "option" and "discretion" shall be implied by use of the words "if" or "may".

         8.14 All representations, warranties, covenants and agreements made by Borrower herein, in the other Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrower under or pursuant to the Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Documents and the extension of the Loan (and each part thereof), regardless of any investigation made by or on behalf of Lender.

9.       ADDITIONAL PROVISIONS

         9.1 Payment of Ward Fees. Each party represents and warrants that neither it nor any of its Affiliates has worked with another broker other than Ward Financial Corporation ("Ward") in connection with the Loan and Borrower will pay Ward pursuant to a separate agreement and shall indemnify Lender from any claims and costs for brokerage commissions or other such fees.

         9.2 Management of Real Property. Borrower will at all times cause the Real Property to be managed by a professional property manager in accordance with a written management agreement which may include Borrower as the Manager. Borrower will not modify or extend the term of any management agreement or enter into a new management agreement in substitution for an existing management agreement without the prior written consent of Lender if there is an Event of Default or Incipient Default at the time of such modification or extension.

         9.3 Notice. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a business day; provided that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail postage prepaid.


Notices to Borrower:      Ascension Resorts, Ltd.
                          Attn: Robert Mead
                          1221 Riverbend, Suite 120
                          Dallas, Texas 75247
                          Telecopy: (214) 905-0514

With a copy to:           Meadows, Owens, Collier, Reed,
                          Cousins & Blau, L.L.P.
                          Attn: George Bedell, Esq.
                          3700 Nations Bank Plaza
                          901 Main Street
                          Dallas, Texas 75202
                          Telecopy: (214) 747-3732


Notices to Lender:        Heller Financial, Inc.
                          Real Estate Financial Services
                          Attn: Portfolio Manager, Secured Receivables
                          500 West Monroe St. 15th Fl.
                          Chicago, Illinois 60661
                          Telecopy: (312) 441-7119


With a copy to:           Heller Financial, Inc.
                          Real Estate Financial Services
                          Attn: Group General Counsel
                          500 West Monroe St. 15th Fl.
                          Chicago, Illinois 60661
                          Telecopy: (312) 441-7872





                         [EXECUTIONS APPEAR ON PAGE 30]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names, personally or by their duly authorized representatives as of the date above written.

                              BORROWER:

                              ASCENSION RESORTS, LTD.,
                              a Texas limited partnership

                              BY:  ASCENSION CAPITAL CORPORATION,
                                   a Texas corporation, its General Partner

                                   By:  /s/ ROBERT MEAD
                                        -----------------------------------
                                        ROBERT MEAD,
                                        Chief Executive Officer


                               LENDER:

                               HELLER FINANCIAL, INC.

                               By: /s/ DAWN GRATON
                                  -------------------------------
                               Name:   Dawn Graton
                                  -------------------------------
                               Its:    Assistant Vice President
                                  -------------------------------

                                LIST OF EXHIBITS

Schedule 1       Prepayment Schedule

Exhibit A        Assignment of Mortgage(s) (Fee Simple Time-Share Instruments)

Exhibit B        Conditions of Eligible Instrument

Exhibit C        Environmental Certificate

Exhibit D        Promissory Notes

Exhibit E        Permitted Encumbrances

Exhibit F        Description of Time-Share Projects

Exhibit G        Borrower's Certificate

Exhibit H        Re-Assignment of Mortgage(s) (Fee Simple Time-Share
                 Instruments)

Exhibit I        Additional Condition to Advances

Exhibit J        Request for Advance and Certification

Exhibit K        Real Property Description

Exhibit L        Personal Property Description


        The above-listed exhibits are omitted from this filing. Registrant agrees to furnish supplementally a copy of any exhibit to the Commission upon request.

                                 SCHEDULE 1 TO

                              RESTATED AND AMENDED

                          LOAN AND SECURITY AGREEMENT

         The Prepayment Premium at any time after the first year of the Loan shall be equal to a percentage of the then unpaid principal amount being prepaid, which percentage shall be determined as follows:

                 Year After Opening                 Percentage of
                  Prepayment Date                    Prepayment
                          2nd                               3
                          3rd                               2
                          4th                               1
                          thereafter                        0

         Year 1 shall be the period of time commencing on the Closing Date and expiring twelve months thereafter. Year 2 begins upon the expiration of Year 1 (i.e. the first anniversary of the Opening Prepayment Date). Each succeeding year thereafter commencing with Year 2 shall be for a period of twelve months, with Year 4 terminating 48 months from the Closing Date.

         Notwithstanding anything herein to the contrary, Borrowers right to prepay this Loan is limited to the terms and conditions set forth in the Restated and Amended Loan and Security Agreement.





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